UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 25, 2012

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

On January 25, 2012, Tompkins Financial Corporation (“Tompkins”), TMP Mergeco, Inc. (“Merger Sub”), a wholly owned acquisition subsidiary of Tompkins, and VIST Financial Corp. (“VIST”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which VIST will be merged with and into Merger Sub (the “Merger”). As a result of the Merger, the separate corporate existence of VIST will cease and Merger Sub will continue as the surviving corporation in the Merger.

The Merger Agreement provides that, upon completion of the Merger, VIST shareholders will receive 0.3127 shares of Tompkins common stock in exchange for each share of VIST common stock they own immediately prior to completion of the Merger (the “Exchange Ratio”), subject to adjustment based on the average of the closing prices of Tompkins common stock for the twenty consecutive business days ending three days prior to the date of the VIST meeting of shareholders that will be called to consider the Merger (the “Tompkins Average Closing Price”) . If the Tompkins Average Closing Price is greater than $43.98, the Exchange Ratio will be adjusted and fixed at 0.2842 shares of Tompkins common stock for each VIST share of common stock, and if the Tompkins Average Closing Price is less than $35.98, the Exchange Ratio will be adjusted and fixed at 0.3475 shares of Tompkins common stock for each VIST share of common stock.  The Exchange Ratio is subject to customary anti-dilution adjustments in the event of stock splits, stock dividends and similar transactions involving Tompkins common stock. The transaction is expected to qualify as a tax-free reorganization for federal income tax purposes.

Following completion of the Merger, VIST Bank will continue to operate as a separate banking subsidiary of Tompkins for a period of at least two years. Tompkins has agreed to continue at least five current members of the VIST Bank board of directors as directors of VIST Bank after completion of the Merger, provided that such persons meet the director qualifications of Tompkins. In addition, the Merger Agreement provides that Tompkins will appoint two current members of VIST’s board of directors, mutually selected by VIST and Tompkins, to the Tompkins board of directors effective upon closing of the Merger, provided that such persons meet the director qualification requirements of Tompkins.  Tompkins has also agreed to nominate for election two members of VIST’s current board of directors for election at the first annual meeting of Tompkins shareholders following completion of the Merger.  Robert D. Davis, the current President and Chief Executive Officer of VIST and VIST Bank, will continue as President and Chief Executive of VIST Bank following completion of the Merger.

VIST and Tompkins have made customary representations, warranties and covenants in the Merger Agreement, including covenants by VIST not to solicit alternative transactions or to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, except under the circumstances permitted in the Merger Agreement.

Completion of the Merger is subject to a number of customary conditions, including the approval of the Merger Agreement by the shareholders of each of VIST and Tompkins, the effectiveness of the registration statement to be filed by Tompkins with the Securities and Exchange Commission relating to the Tompkins common stock to be issued in the Merger, and the receipt of required regulatory approvals.  The obligation of Tompkins to complete the Merger is also conditioned on the FDIC’s consent to the assignment of the existing FDIC loss share agreement to which VIST is a party, relating to VIST’s acquisition of certain assets and assumption of certain liabilities of the former Allegiance Bank of North America from the FDIC as receiver, on such terms as are satisfactory to Tompkins, and the execution of employment agreements by designated employees of VIST.

The Merger Agreement contains termination rights for both VIST and Tompkins, including the right of Tompkins to terminate in the event that the amount of VIST’s past due loans and non-performing assets (as defined in the Merger Agreement) exceed $65.0 million at the end of any month prior to the closing date, and the right of VIST to terminate in the event that the average closing price of Tompkins common stock for the ten consecutive trading days ending on the date that all material conditions to closing have been satisfied is less than $32.00.  VIST and Tompkins each also has the right to terminate the Merger Agreement under certain circumstances relating to other permitted acquisition proposals and, in the event of such termination, VIST would be obligated to pay Tompkins a termination fee of $3.3 million.  VIST would also be obligated to pay Tompkins a termination fee of $1.5 million in the event that VIST shareholders do not approve the transaction at the special meeting of VIST shareholders called for that purpose.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the joint press release of VIST and Tompkins, dated January 26, 2012, is also attached hereto as Exhibit 99.1 and incorporated by reference.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms.  The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates.  The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to shareholders, and may have been used for the purposes of allocating risk among the parties to the Merger Agreement rather than establishing matters as fact.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Tompkins will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for the meetings of shareholders of VIST and Tompkins, which will also constitute a prospectus of Tompkins. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by VIST or Tompkins with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by VIST by contacting VIST Financial Corp., 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610, Attention: Corporate Secretary or from VIST’s Web site at www.vistfc.com.  Investors and security holders may obtain free copies of the documents filed with the SEC by Tompkins by contacting Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY  14851, Attention:  Corporate Secretary, or from Tompkins’ web site at www.tompkinsfinancial.com.

VIST and Tompkins and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of VIST and Tompkins in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of VIST or Tompkins in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of VIST in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on March 22, 2011. You can find information about the executive officers and directors of Tompkins in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 13, 2011.

Shareholders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Statements contained in this Form 8-K that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by VIS and Tompkins with the SEC from time to time. Neither VIST nor Tompkins undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of VIST or Tompkins.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 25, 2012, between Tompkins Financial Corporation, TMP Mergeco, Inc., TMP Mergeco, Inc. and VIST Financial Corp.

99.1	Joint Press Release, dated January 26, 2012, of Tompkins Financial Corporation and VIST Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: January 27, 2012

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and
Chief Financial Officer